POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the
 undersigned hereby constitutes
and appoints Carl W. Struby as its true and lawful
 attorney-in-fact and agent
and in its name, place and stead, to sign and file a
 Form ID Application and any
or all reports on Form 3, Form 4, Form 5,
Schedule 13-D, Schedule 13-0, and Form
144), and any amendments thereto, required or permitted to be filed or signed by it under the Securities and Exchange Act of 1934, as amended, or the Securities
Act of 1933, and to file the same, with all documents required or permitted to be filed in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
Dated: May 7, 2013

Cray Family Management LLC

 By:  /s/ Karen Seaberg, Sole Manager

Cray MGP Holdings LP
By: Cray Family Management LLC, General Partner
By:  /s/ Karen Seaberg, Sole Manager